Exhibit A-3




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CINERGY CORP.

AND

THE FIFTH THIRD BANK,
Trustee



________________

_____ Supplemental Indenture

Dated as of __________, _______

To

Indenture

Dated as of _______, 1997
________________


 ______% Debentures Due _____





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    _________ SUPPLEMENTAL INDENTURE, dated as of ________, ______, between
Cinergy Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 139 East Fourth Street, Cincinnati, Ohio 45202, and The Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of _______, 1997 between the Company and the Trustee (the "Indenture").


Recitals of the Company


    The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Indenture provided.

    Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its _____% Debentures Due _____ (herein called the "Debentures"), in this ______ Supplemental Indenture.

    All things necessary to make this _____ Supplemental Indenture a valid agreement of the Company have been done.

    Now, Therefore, This ______ Supplemental Indenture Witnesseth:

    For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


ARTICLE ONE

Terms of the Debentures

    Section 101. There is hereby authorized a series of Securities designated the "____% Debentures Due _____", limited in aggregate principal amount to $_____________ (except as provided in Section 301(2) of the Indenture). The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on _________, ____ and shall be issued in the form of a registered Global Security without coupons, registered in the name of Cede & Co.


    Section 102. The provisions of Section 305 of the Indenture applicable to Global Securities shall apply to the Debentures.

    Section 103. Interest on each of the Debentures shall be payable semiannually on ________ and __________ in each year (each an "Interest Payment Date"), commencing on ___________, _____, at the rate per annum specified in the designation of the Debentures from ________, _____, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ or _______________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Section 104. Subject to agreements with or the rules of The Depository Trust Company or any successor book-entry security system or similar system with respect to Global Securities, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register, and payments of the principal amount of each Debenture will be made at maturity by check against presentation of the Debenture at the office or agency of the Trustee.

    Section 105. The Debentures shall be issued in denominations of $1,000 or any integral multiple of $1,000.

    Section 106. Principal and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts.

    Section 107. The Debentures shall be subject to defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture.


    Section 108. The Debentures will not be redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund.


ARTICLE TWO

Form of the Debentures

    Section 201. The Debentures are to be substantially in the following form and shall include substantially the legend shown so long as the Debentures are Global Securities:

(FORM OF FACE OF DEBENTURE)


No. $

CUSIP No.

CINERGY CORP.


_____% DEBENTURE DUE _____


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to issuer or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    CINERGY CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________________________________ Dollars
($_______________) on ___________, ______, and to pay interest thereon from
________, ______ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _________ and ____________ in each year, commencing ____________, _____, at the rate of
______% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or ______________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

    Any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    In Witness Whereof, the Company has caused this instrument to be duly executed.

                                      CINERGY CORP.


                                      By..............................


CERTIFICATE OF AUTHENTICATION

Dated:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      THE FIFTH THIRD BANK,
                                        as Trustee

                                      By.............................
                                        Authorized Signatory


                           (FORM OF REVERSE OF DEBENTURE)


This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _________, _______ (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Fifth Third Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $__________.

The Securities will not be redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.




ARTICLE THREE

Original Issue of Debentures

    Section 301. Debentures in the aggregate principal amount of $________________, may, upon execution of this ________ Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon a Company Order without any further action by the Company.


ARTICLE FOUR

Paying Agent and Security Registrar

    Section 401. The Fifth Third Bank will be the Paying Agent and Security Registrar for the Debentures.


ARTICLE FIVE

Sundry Provisions

    Section 501. Except as otherwise expressly provided in this _______ Supplemental Indenture or in the form of Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

    Section 502.  The Indenture, as supplemented by this _______
Supplemental Indenture, is in all respects ratified and confirmed, and this ______ Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

__________________

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    In Witness Whereof, the parties hereto have caused this ______ Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    CINERGY CORP.




                                     By_____________________________________
                                     William L. Sheafer
                                       Treasurer






                                  THE FIFTH THIRD BANK, as Trustee



                                  By____________________________________